                          SECOND AMENDED AND RESTATED
                               ADVISORY AGREEMENT


         THIS SECOND AMENDED AND RESTATED ADVISORY AGREEMENT (this "AGREEMENT") made as of the 1st day of August, 1997, amends and restates in its entirety that certain First Amended and Restated Advisory Agreement dated as of May 8, 1997 (the "PRIOR AGREEMENT"), by and among INSIGNIA PROPERTIES, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), INSIGNIA PROPERTIES TRUST, a Maryland real estate investment trust (whether acting in its separate capacity or in its capacity as the sole general partner of the Operating Partnership, the "COMPANY"), and INSIGNIA FINANCIAL GROUP, INC., a Delaware corporation (the "ADVISOR").

                              W I T N E S S E T H

         WHEREAS, the Advisor and certain of its Affiliates (as defined herein) transferred the stock of certain corporations that serve as a general partner of real estate limited partnerships (the "EXISTING PARTNERSHIPS") to the Company, and the Advisor and certain of its Affiliates transferred to the Operating Partnership limited partner interests in the Existing Partnerships (the "TRANSFERS");

         WHEREAS, Affiliates of the Advisor have retained all property management rights with respect to the Existing Partnerships and will retain all property management rights with respect to other partnerships and properties which may be owned by the Operating Partnership and the Company in the future;

         WHEREAS, the Company holds the general partnership interest in the Operating Partnership;

         WHEREAS, through its control of and ownership of limited partner interests in the Existing Partnerships, the Company owns indirectly interests in real estate and real estate related assets through the Operating Partnership;

         WHEREAS, the Company anticipates that it will acquire additional interests in real estate and real estate related assets either directly or indirectly through its ownership and control of the Operating Partnership (such interests, whether now owned or hereafter acquired, shall be referred to herein as the "PROPERTIES"). For purposes of the foregoing definition, the phrase "real estate related assets" shall also include the securities of any Business Entity (as defined herein) which directly or indirectly owns or controls real estate or real estate related assets.

         WHEREAS, the Company has qualified for the tax benefits accorded to real estate investment trusts by sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE");

         WHEREAS, the Advisor (or Affiliates thereof), pursuant to various contracts and practices, currently receives fees for providing various services for the Existing Partnerships and their Properties, including, without limitation, property management services, asset management services, investment advisory services and other similar services;

         WHEREAS, in view of the contribution of the Existing Partnerships and their Properties to the Operating Partnership, the parties believe that the advisory fee provided for herein more accurately reflects the nature of the services to be provided by the Advisor to the Company and the Operating Partnership than does the existing arrangement;

         WHEREAS, the Company and the Operating Partnership deem it to be in their respective best interests to retain the continued services of the Advisor, which is the largest fully integrated real estate services company in the United States; and

         WHEREAS, the Company and the Operating Partnership desire to retain the Advisor to provide certain advisory services for the Company and the Operating Partnership in the manner and in accordance with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:


                                   ARTICLE I

                         GENERAL DUTIES OF THE ADVISOR

         Section 1.1 Subject to the supervision and management of the Board of Trustees of the Company (the "BOARD OF TRUSTEES"), the Advisor or an Affiliate of the Advisor shall:

                   (a) administer the day-to-day investment operations of the Company and the Operating Partnership and perform or supervise the performance of such other administrative functions necessary for the management of the Company and the Operating Partnership as may be agreed upon by the Advisor and the Board of Trustees;

                   (b) administer such day-to-day bookkeeping and accounting functions as are required for the proper management of the assets of the Company and the Operating Partnership, prepare periodic financial statements and prepare or cause to be prepared, for review by the Board, such reports or filings as may be required by any governmental authority in connection with the ordinary conduct of the Company's business and the Operating Partnership's business, including without limitation, any periodic reports, returns or statements required under the Securities Exchange Act of 1934, as amended, the Code, the securities and tax statutes of any jurisdiction in which the Company or the Operating Partnership is obligated to file such reports, returns or statements, or the rules and regulations promulgated under any of the foregoing;

                   (c) serve as the advisor to the Company and the Operating Partnership in connection with business and management decisions to be made by the Board of Trustees and prepare and accumulate or cause to be prepared and presented to the Board of Trustees, from time to time, reports and statistical and economic data pertinent to the Company's and the Operating Partnership's investments;

                   (d) perform, or cause to be performed by another party, such property management services and other activities relating to the Company's and the Operating Partnership's assets as may be agreed upon by the Board of Trustees and the Advisor from time to time, subject to
         Article XIII hereof;

                   (e) designate institutions that will provide depository services to the Company and the Operating Partnership;

                   (f) obtain insurance coverage for the assets owned by the Company and the Operating Partnership as appropriate after giving consideration to all relevant factors including cost, coverage needs, strength of carriers and requirements of mortgagees;

                   (g) cause, in the Advisor's discretion, (i) the Operating Partnership to contract with third party service providers to perform any of the services otherwise to be provided by the Advisor pursuant to this Agreement and/or (ii) the Operating Partnership to perform any of the services otherwise to be provided by the Advisor pursuant to this Agreement, in either case the party performing such services, and not the Advisor, to be compensated for such services;

                   (h) serve as the advisor to the Company and the Operating Partnership in connection with the improvement or repositioning of improved or unimproved real property directly or indirectly held by the Company or the Partnership;

                   (i) with respect to mergers and other business combinations, asset acquisitions and dispositions (including mergers and other business combinations, asset acquisitions and dispositions through joint ventures, partnerships, limited liability companies, other real estate investment trusts, and qualified REIT subsidiaries and other business entities (each, a "BUSINESS ENTITY"), including acquisitions and dispositions through partially or wholly owned Affiliates of the Company or the Operating Partnership), Advisor shall provide advisory services to the Board regarding (i) the identity of possible subjects,
         (ii) consulting advice and financial analysis, (iii) due diligence review of documentation, (iv) negotiation of transaction documents and
         (v) other services reasonably related thereto;

                   (j) provide advisory services to the Board with respect to tender offers and other securities acquisitions and sales of ownership interests in Business Entities, (i) provide consulting advice and financial analysis, (ii) perform due diligence review of documentation, (iii) negotiate transaction documents, (iv) manage secondary market purchases and (v) provide other services reasonably related thereto;

                   (k) upon request of the Board of Trustees, act as agent for the Company and the Operating Partnership in disbursing and collecting the funds of the Company and the Operating Partnership, in paying the debts and fulfilling the obligations of the Company and the Operating Partnership and in handling, prosecuting and settling any claims of the Company and the Operating Partnership;

                   (l) provide asset management, partnership administration and similar services for which cost reimbursements are typically provided with respect to the Controlled Partnerships (as defined herein) and properties owned or controlled by the Controlled Partnerships;

                   (m) upon request of and in accordance with the direction of the Board of Trustees, invest and reinvest any funds of the Company and the Operating Partnership; and

                   (n) from time to time, or at any time requested by the Board of Trustees, make reports thereto of its performance of the foregoing services to the Company and the Operating Partnership.

         Section 1.2 Notwithstanding anything herein to the contrary, the following actions by the Advisor shall require the prior approval of the Board of Trustees:

                   (a) all asset and securities acquisitions and dispositions (including asset acquisitions and dispositions through any Business Entity, including acquisitions and dispositions through partially or wholly owned Affiliates of the Company or the Operating Partnership);

                   (b) the approval of the Company's capital budget and the operating budgets of the Operating Partnership;

                   (c) the calculation of the amount of any distributions by the Company to its shareholders and any distributions by the Operating Partnership to its partners; and

                   (d) the issuance of debt and equity securities of the Company.

         Section 1.3 The parties hereto acknowledge that all of the services provided by the Advisor under this Agreement will be provided for the benefit of the Operating Partnership, until such time, if ever, that the Company shall acquire the ownership of Properties directly or through entities other than the Operating Partnership.

         Section 1.4 "AFFILIATE" of a person means any person that directly or indirectly controls, or is under common control with, or is controlled by, such person. As used in this definition, "CONTROL" (including with its correlative meanings, "controlled by" and "under common control with") shall mean the power to direct or cause the direction of the management or policies of such person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) "Affiliate" when used in connection with the Advisor shall not mean the Company, the Operating Partnership, Metropolitan Asset Enhancement, L.P. ("MAE") or any of their respective controlled entities, and (b) "Affiliate" when used in connection with the Company or the Operating Partnership shall not mean the Advisor, MAE or any of their respective controlled entities. "CONTROLLED PARTNERSHIPS" means the limited partnerships directly or indirectly owned or controlled by the Company or the Operating Partnership.


                                   ARTICLE II

                    BANK ACCOUNTS AND RECORDS; FIDELITY BOND

         Section 2.1 The Advisor may establish and maintain on behalf of the Company or the Operating Partnership one or more bank accounts in its own name or in the name of the Company or the Operating Partnership, under such terms and conditions as the Board of Trustees may approve, and may collect and deposit into such account or accounts and disburse therefrom any monies on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board of Trustees may approve, and shall from time to time render an appropriate accounting of such collections and payments to the Board of Trustees and to the auditors of the Company and the Operating Partnership.

         Section 2.2 The Advisor shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall be available for inspection by representatives of the Company and the Operating Partnership upon reasonable notice during normal business hours.

         Section 2.3 The Advisor shall not be required to obtain or maintain a fidelity bond in connection with the performance of its services hereunder.

                                  ARTICLE III

                   REIT QUALIFICATION; COMPLIANCE WITH LAWS;
                            EXCESS SHARES PROVISIONS

         Section 3.1 Any other provision of this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which in its sole, good faith judgment, would adversely affect the status of the Company as a real estate investment trust within the meaning of Sections 856 through 860 of the Code, or which, in its sole, good faith judgement, would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or their respective Affiliates or which would otherwise not be permitted by the Declaration of Trust or By-laws of the Company or the partnership agreement of the Operating Partnership. In the event such actions shall be ordered by the Board of Trustees, the Advisor shall promptly notify the Board of Trustees of the Advisor's judgment it believes that such an action would adversely affect such status or violate such law, rule or regulation or the Declaration of Trust or By-laws of the Company or the partnership agreement of the Operating Partnership and shall refrain from taking such action pending further clarification or instructions from the Board of Trustees.

         Section 3.2 Notwithstanding anything herein to the contrary, to the extent that a provision of this Agreement permits or requires that a payment may be made by delivering shares of the Company's securities, such payment of shares shall not be made if the payment would cause the Advisor or any of its Affiliates to exceed the ownership limitations set forth in the excess shares provisions of the Company's Declaration of Trust. In such a case, the Company or the Operating Partnership shall, if so directed by the Advisor, make such payment in cash in the amount of the shares that would have been paid multiplied by the fair market value (as defined below) per share.

         Section 3.3 For purposes of this Agreement, the phrase "FAIR MARKET VALUE" shall mean, as of the date such determination is made, (a) if the Company's shares are listed on a national securities exchange, the closing sale price per share on the principal exchange on which the Company's shares are listed as reported by such exchange, (b) if the Company's shares are quoted in the Nasdaq National Market System, the closing sale price per share as reported by Nasdaq, (c) if the Company's shares are traded in the over the counter market but not quoted in the Nasdaq National Market System, the average of the closing bid and asked quotations per share as reported by Nasdaq, or any other nationally accepted reporting medium if Nasdaq quotations shall be unavailable, or (d) if none of the foregoing applies, the fair market value of such stock as reasonably determined in good faith by the Board of Trustees.

                                   ARTICLE IV

                                  COMPENSATION

         Section 4.1 In consideration for the services provided by the Advisor under this Agreement, the Operating Partnership shall pay the Advisor a base advisory fee (the "BASE ADVISORY FEE") comprised of two components, a performance component (the "PERFORMANCE COMPONENT") and a growth component (the "GROWTH COMPONENT"), which shall be calculated as provided in Sections 4.2(a) and 4.2(b) respectively. The Base Advisory Fee shall be paid to the Advisor in twelve (12) equal monthly installments on the first day of each calendar month. Within thirty (30) days following receipt of the Company's audited annual financial statements for the fiscal year most recently ended, the Advisor shall adjust the percentage increase or decrease in either (or both) the Performance Component or the Growth Component (if applicable) if the financial statements reflect that the percentage increases or decreases made effective December 31 were not accurate. Any adjustment in either component will be made in the next succeeding monthly payment and, if necessary, each succeeding monthly payment until the adjustment is fully accounted for. In addition, the Operating Partnership shall reimburse the Advisor, pursuant to Article VI hereof, for all of the Advisor's expenses incurred in connection with the performance of its duties under this Agreement.

         Section 4.2

                   (a) The Performance Component for calendar year 1997 shall be an amount equal to $500,000. The Performance Component payable for each calendar year after 1997 shall be an amount equal to the Performance Component for the immediately preceding calendar year, increased or decreased, as the case may be, by a percentage equal to the ratio of (i) the Company's Funds From Operations (as defined herein) per the Weighted Average Shares Outstanding (as defined herein) during the immediately preceding calendar year to (ii) the Company's Funds From Operations per the Weighted Average Shares Outstanding during the second preceding calendar year; provided, however, that the Performance Component payable for the calendar year immediately following the first calendar year for which the Growth Component equals $2,000,000, shall be an amount equal to the sum of the Performance Component for the immediately preceding calendar year and $2,000,000, as such sum is increased or decreased, as the case may be, by a percentage equal to the ratio of (i) the Company's Funds From Operations per the Weighted Average Shares Outstanding during the immediately preceding calendar year to (ii) the Company's Funds From Operations per the Weighted Average Shares Outstanding during the second preceding calendar year; and further provided that the Performance Component for calendar year 1998 shall not exceed $550,000.

                   (b) The Growth Component for calendar year 1997 shall be an amount equal to $500,000. The Growth Component for each calendar year thereafter, shall be computed as follows:

                   (A) if the Growth Component for the immediately preceding
              calendar year was less than $2,000,000, then the Growth Component for such calendar year shall be an amount equal to the Growth Component payable for the immediately preceding calendar year, increased or decreased, as the case may be, by a percentage equal to the ratio of (i) the amount of the Company's Market Capitalization (as defined herein) for the immediately preceding calendar year to (ii) the amount of the Company's Market Capitalization for the second preceding calendar year; provided, however, that the Growth Component shall in no event exceed $2,000,000;

                   (B) if the Growth Component for the immediately preceding
              calendar year was equal to $2,000,000, then the Growth Component for such calendar year and for each subsequent calendar year shall be $0.

         Section 4.3 For purposes of this Agreement, "FUNDS FROM OPERATIONS" for a particular year shall mean the Company's net income before extraordinary items and cumulative effect of accounting changes (computed in accordance with generally accepted accounting principles) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect Funds From Operations on the same basis. Funds From Operations is not intended to be an alternative to net income, nor is it intended to be used as a measure of cash flows or dividend paying capacity. In addition, Funds From Operations does not reflect the effects of extraordinary and non-recurring items. In the event that the Company adopts an alternative method of calculating Funds From Operations, the alternative method adopted by the Company shall automatically become the method of calculating Funds From Operations for purposes of this Agreement; provided, however, that any alternative method of calculating Funds From Operations must be a accepted within the real estate investment trust industry. In the event that the Company adopts an alternative method of calculating Funds From Operations, the Company shall, within ninety (90) days of such adoption, provide written notice describing such alternative method to each of the Operating Partnership and the Advisor. Notwithstanding anything herein to the contrary, in determining any change in the amount of the Advisory Fee to be paid hereunder, the same method used by the Company in calculating Funds From Operations shall be used for calculating Funds From Operations for each of the prior and current years.

         Section 4.4 For purposes of this Agreement, "MARKET CAPITALIZATION" for a particular year shall mean (a) the sum of (i) the number of the Company's equity securities outstanding at the end of such year and (ii) the number of units of ownership interest in the Operating Partnership not owned by the Company at the end of such year multiplied by (b) the average trading price of the Company's equity securities during the fourth calendar quarter of such year; provided, however, that until such time as the Company's equity securities are registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "SECURITIES ACT"), the average trading price of the Company's equity securities during the fourth calendar quarter of any year shall be deemed to be $10.00 and, in the case of any other class of equity securities of the Company not registered pursuant to the Securities Act, the average trading price of such securities shall be deemed to be equal to their aggregate book value per share as set forth on the Company's financial statements. In the event that the Company becomes a subsidiary of another entity, "Market Capitalization" shall be determined in the same manner, except that the equity securities and average trading price used to calculate Market Capitalization shall be those of the parent entity, and the number of equity securities of the Company not owned by such parent entity and the number of units of ownership interest in the Operating Partnership not owned by the Company shall be included in the number of equity securities for the calculation. If such equity securities are not registered pursuant to the Securities Act, the average trading price of such securities shall be the reasonably determined fair market value of such securities at the end of the applicable year.

         Section 4.5 For purposes of this Agreement, Funds From Operations for the calendar year 1996 shall be $13,608,000 which is the pro forma Funds From Operations for 1996 set forth in the Selected Financial Information of that certain private placement memorandum dated May 9, 1997 pursuant to which up to 5,000,000 shares of the Company's common stock, par value $.01 per share, are being offered and sold to certain accredited investors (the "OFFERING"). Also for purposes of this Agreement, Market Capitalization for the calendar year 1996 will equal the product of (a) the number of the Company's equity securities outstanding on December 31, 1996, on a fully diluted basis giving effect to the Offering, and (b) $10 per share.

         Section 4.6 For purposes of this Agreement, (a) the "FFO FACTOR" for any calendar year shall equal 3% of the amount by which the Company's Funds From Operations per Weighted Average Shares Outstanding during such calendar year exceeds 105% of the highest level of Funds From Operations per Weighted Average Shares Outstanding of the Company attained during any previous calendar year, and (b) "WEIGHTED AVERAGE SHARES OUTSTANDING" for any calendar year shall mean the weighted average number of shares of the Company's equity securities outstanding (assuming the full conversion of all units of ownership interest in the Operating Partnership not owned by IPT) during such calendar year. In all instances in which this Agreement provides for a per share comparison based on a per Weighted Average Shares Outstanding basis, the Weighted Average Shares Outstanding for any comparison year(s) shall be adjusted to give effect to any subsequent change in Weighted Average Shares Outstanding resulting from any stock split, stock dividend or other similar adjustment of the number of shares of the equity securities of the Company and/or IPLP outstanding.

         Section 4.7 In addition to the Base Advisory Fee, the Operating Partnership shall pay to the Advisor an annual incentive fee (the "INCENTIVE FEE") on January 31 of each year (commencing January 31, 1998) equal to the amount (expressed in dollars) obtained by multiplying the FFO Factor for the immediately preceding calendar year by the Weighted Average Shares Outstanding for the immediately preceeding calendar year.

         Section 4.8 The Company and the Operating Partnership acknowledge that the Advisor is receiving, as of the date hereof, asset management fees from certain Controlled Partnerships, which fees are calculated based on a percentage of the value of the assets managed. If the

Company or the Operating Partnership takes any action which causes the Advisor not to receive such fees, the Base Advisory Fee hereunder shall be increased by the amount of such lost fees; provided, however, that if the Advisor does not receive such fees as a result of the sale of the underlying assets, the Base Advisory Fee hereunder shall not be increased by the amount of such lost fees.


                                   ARTICLE V

                     COMPENSATION FOR CERTAIN ACQUISITIONS
                        SERVICES AND ADDITIONAL SERVICES

         Section 5.1 The parties hereto acknowledge that the Company and the Operating Partnership cannot at present economically justify maintaining an internal staff to provide acquisition and disposition services. As a result, the Company and the Operating Partnership may utilize the Advisor's personnel to provide services with respect to acquisitions and dispositions. The parties hereto further acknowledge that although the Advisor's employees may spend a substantial amount of time identifying and evaluating opportunities on behalf of the Company and the Operating Partnership, such activities may not result in any acquisitions or dispositions. Accordingly, until such time as the Company and the Operating Partnership inform the Advisor in writing (which written notice has been approved by a majority of the members of the Board of Trustees of the Company) that they wish to perform acquisition and disposition functions internally, the Operating Partnership shall pay the Advisor the following:

              (a) as a nonaccountable cost reimbursement for cash tender offers or similar securities acquisitions of equity interests in any Business Entity for cash (or debt securities secured by equity interests in any Business Entity), including but not limited to management of secondary market purchases and negotiated purchases, an amount equal to two and one-half percent (2.5%) of the aggregate purchase price of such equity interests (or debt securities secured by such equity interests);

              (b) as a nonaccountable cost reimbursement for whole asset acquisitions (including asset acquisitions through partially or wholly owned subsidiaries or Affiliates of the Company or the Operating Partnership), an amount equal to three-quarters of one percent (.75%) of the aggregate purchase price (which for purposes hereof shall include any debt assumed in connection with such purchase, together with any debt to which the purchased asset is subject) of the asset acquired, (or, in the case of whole asset purchases made through joint ventures, partnerships or other entities, three-quarters of one percent (.75%) of the purchase price for that portion of the asset that is attributable to the Company or the Operating Partnership);

              (c) as an actual cost reimbursement for all asset acquisitions, mergers and other business combinations other than the acquisitions specifically described in (a) and (b) above, all expenses incurred by the Advisor and its Affiliates in connection with such asset acquisitions, mergers and business combinations; and

              (d) as an actual cost reimbursement for dispositions of any assets, all expenses incurred by the Advisor and its Affiliates in connection with the disposition of the asset (including employee expenses and commissions) not to exceed one percent (1%) of the sale price of the asset transferred.

In addition to, but not in limitation of the foregoing, with respect to any asset acquisition described in (a) and (b) above, the Advisor shall also be reimbursed for all out-of-pocket third-party expenses incurred by the Advisor and its Affiliates in connection with such acquisition if such acquisition is consummated or if the Advisor receives notice from the Company or the Operating Partnership that the Company or the Operating Partnership, as the case may be, wishes to pursue the acquisition of the asset identified by the Advisor; provided, however, that with respect to any due diligence assistance provided by a property management Affiliate of the Advisor in connection with a potential Property acquisition, if it is contemplated that such property management Affiliate will be retained to provide property management services to the acquired Property if the acquisition thereof is consummated, such Affiliate shall be reimbursed only for all third-party expenses incurred by the Advisor and its Affiliates in connection with the performance of such services. Neither the foregoing provisions of this Section 5.1 nor any other provision of this Agreement shall be construed to entitle the Advisor or its Affiliates to be reimbursed more than once for the same expense.

         Section 5.2 If, and to the extent that, the Board of Trustees shall request the Advisor to render services on behalf of the Company or the Operating Partnership other than those required to be rendered by the Advisor in accordance with the terms of this Agreement, such additional services shall be compensated separately on terms to be agreed upon between the Advisor and the Company or the Operating Partnership, from time to time.

         Section 5.3 The Advisor or its Affiliates shall be entitled to reimbursements, transfer fees and other fees or reimbursements from the Controlled Partnerships for services rendered pursuant to Section 1.1(l) hereof directly from each applicable Controlled Partnership in accordance with such Controlled Partnership's partnership agreement and in accordance with recent past practices of the Advisor.


                                   ARTICLE VI

                            EXPENSES OF THE ADVISOR

         Section 6.1 In addition to the compensation received by the Advisor from the Operating Partnership pursuant to this Agreement, the Operating Partnership and the Company shall reimburse the Advisor, for all of the Advisor's expenses incurred in connection with the performance of its duties under this Agreement, including without limitation, the following expenses:

              (a) repayment of funds borrowed on behalf of the Company or the Operating Partnership, including interest thereon and all other costs, fees and expenses incurred in connection with such borrowing;

              (b) taxes on income, if any, and taxes and assessments on real property and all other taxes applicable to the Company or the Operating Partnership and their investments and any penalties and interest incurred thereon, to the extent, in each case, that such taxes, penalties and interest are advanced by the Advisor;

              (c) legal, auditing, accounting, underwriting, brokerage, listing, reporting, registration, proxy solicitation, appraisal and other fees, and printing, engraving and other fees, expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration and stock exchange listing of the Company or Operating Partnership securities.

              (d) fees and expenses paid to Trustees, consultants, managers, third party local property managers or management firms, and other agents employed by or on behalf of the Company or the Operating Partnership;

              (e) expenses connected with the acquisition, disposition, refinancing and ownership of real estate interests or other property, including the costs of foreclosure, insurance premiums, legal services, property appraisals (other than appraisals of real estate interests for property acquired from or transferred to the Advisor or its Affiliates pertaining to said transfer), brokerage and sales commissions to third parties, maintenance, repair, improvement, leasing, and local management of property.

              (f) insurance as required by the Board of Trustees (including directors' and officers' liability insurance);

              (g) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Trustees to holders of securities of the Company or holders of interests in the Operating Partnership;

              (h) all legal, accounting and auditing fees and expenses (internal and external) of the Company or the Operating Partnership, including without limitation, all such fees and expenses incurred in connection with the preparation of tax returns;

              (i) all expenses connected with investor relations and financial public relations, including retaining a public relations firm, printing and shipping information, by any manner, regarding the Company or the Operating Partnership and their respective businesses and all related travel and entertainment expenses;

              (j) all dues and expenses of trade associations (e.g., NAREIT) in which the Company or the Operating Partnership is a member; and

              (k) all expenses attributable to a property tax or assessment imposed upon a geographic land area, including, but not limited to, any variable rate assessment that includes a property held by the Company or the Operating Partnership.

         The Operating Partnership shall reimburse the Advisor for amounts requested pursuant to the above within five (5) days of the receipt of the request for reimbursement.

         Section 6.2 The Advisor or an Affiliate thereof may elect, with the approval of the Board of Trustees, to provide any or all of the services listed in Section 6.1(c), (d), (e), (h) and (i) (or any other services performed by a third party) to the Company and the Operating Partnership in lieu of those services being provided by an outside third party or in conjunction with an outside third party. When said services or a portion thereof are provided by the Advisor and the Advisor is not otherwise compensated therefor pursuant to
Section 5.1 hereof, the Advisor will be compensated at reasonable rates and in reasonable amounts to be agreed upon by the Board of Trustees and the Advisor.


                                  ARTICLE VII

                     EXPENSES OF THE OPERATING PARTNERSHIP

         Section 7.1 Except as expressly otherwise provided herein and in addition to the reimbursement obligations to the Advisor set forth in Article VI hereof, the Operating Partnership shall pay all expenses and obligations for which the Advisor is not liable hereunder, and without limiting the generality of the foregoing it is specifically agreed that the following expenses shall be the obligation of the Operating Partnership and shall not be the obligation of the Advisor:

              (a) employment expenses of the personnel employed by the Advisor in connection with the performance of the services provided hereunder, including but not limited to salaries, wages, payroll taxes and the cost of employee benefit plans;

              (b) travel and other expenses of directors, officers and employees of the Advisor, incurred in their capacities as officers, directors or employees of the Advisor, but not as a result of specific property management activities;

              (c) allocable portions of rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized) expenses of the Advisor; and

              (d) miscellaneous administrative expenses incurred in supervising, monitoring and inspecting real property and other investments of the Company or the Operating Partnership or relating to performance by the Advisor of its obligations hereunder.

                                  ARTICLE VIII

                    LIMITS OF THE ADVISOR'S RESPONSIBILITIES

         Section 8.1 The Advisor shall not be responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendation of the Advisor. Neither the Advisor nor any of its Affiliates, officers, directors, employees, agents or representatives will be liable to the Company, its shareholders, the Operating Partnership, its partners, or others, except by reason of acts constituting fraud or willful malfeasance in connection with their respective responsibilities under this Agreement.

         Section 8.2 The Operating Partnership shall reimburse, indemnify and hold harmless the Advisor and its Affiliates and each of their respective officers, directors, employees, agents and representatives for and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Advisor undertaken in good faith and in accordance with the standards set forth in the preceding sentence pursuant to the authority granted to it by this Agreement. In the event that any action occurs which may give rise to a right of indemnification under this section, following written request to the Operating Partnership by the indemnified party, the Operating Partnership shall promptly advance the indemnified party amounts to cover expenses incurred by the indemnified party, including without limitation legal fees and expenses, with respect to such action in advance of its final disposition upon receipt by the Operating Partnership of (i) a written undertaking executed by or on behalf of the indemnified party to repay the advance if it shall ultimately be determined that the indemnified party is not entitled to be indemnified by the Operating Partnership under this section and (ii) satisfactory evidence as to the amount of such expenses. The provisions of this Section 8.2 shall survive the termination of this Agreement.


                                   ARTICLE IX

               NO JOINT VENTURE; OTHER ACTIVITIES OF THE ADVISOR

         Section 9.1 The Company and the Advisor, the Operating Partnership and the Advisor, and the Company, the Operating Partnership and the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or to impose any liability as such on either of them.

         Section 9.2 Nothing herein shall prevent the Advisor or its Affiliates from engaging in other activities or businesses or from acting as manager or advisor to any other person or entity even though such person or entity has investment policies and objectives similar to those of the Company or the Operating Partnership. The parties hereto acknowledge that the Advisor's personnel utilized by the Company and the Operating Partnership may also be used by the Advisor to perform services with respect to properties reserved for the Advisor pursuant to Article XIV of this Agreement and properties in which the Company and the Operating Partnership have declined to invest or to otherwise acquire. Notwithstanding anything to the contrary contained in this Agreement, during the term of this Agreement and for a period of five years following the termination hereof (for any reason whatsoever), the Company and the Operating Partnership shall not (a) perform property management services for any third party or (b) directly or indirectly own any equity or debt securities of any Business Entity that performs property management services for any third party. In the event of any breach of this Section 9.2, the Advisor shall, in addition to any other available remedies, be entitled to an injunction enjoining the Company and the Operating Partnership or any person or persons acting for or with the Company and/or the Operating Partnership in any capacity whatsoever from violating any of the terms of this Agreement.

         Section 9.3 Directors, officers, employees and agents of the Advisor or its Affiliates may serve as directors, officers, employees, agents, nominees or signatories of the Company and the Operating Partnership. When executing documents or otherwise acting in such capacities for the Company or the Operating Partnership, such persons shall use their respective titles in the Company or the Operating Partnership.


                                   ARTICLE X

                     TERM, TERMINATION AND TERMINATION FEE

         Section 10.1 Unless earlier terminated pursuant to the terms of this
Section XIV, this Agreement shall continue in force until December 31, 1998 and shall be renewed automatically for successive one (1) year terms, unless terminated at the end of any such one year term by a written instrument signed by the Company and the Operating Partnership, or any of their respective successors, transferees or assigns. Notwithstanding anything herein to the contrary, the Advisor may terminate this Agreement by delivering written notice of such termination not less than ninety (90) days prior to the effective date of such termination.

         Section 10.2 This Agreement shall be terminable by the Company, the Operating Partnership or any of their respective successors, transferees or assigns upon the occurrence of any event that constitutes Cause, as hereinafter defined. For purposes of the preceding sentence, Cause shall mean the entry of a final, nonappealable judgment by the highest court having proper jurisdiction over such matter determining that the Advisor has committed fraud or willful malfeasance with respect to the Company and/or the Operating Partnership.

         Section 10.3 In the event (a) the Advisor or its direct or indirect parent(s) files a petition for relief under the United States Bankruptcy Code (the "BANKRUPTCY CODE"), (b) an order for relief is entered against the Advisor, or its direct or indirect parent(s) in an involuntary case under the Bankruptcy Code, (c) the Advisor makes an assignment for the benefit of its creditors, (d) any court orders or approves the appointment of a receiver or custodian for the Advisor or its direct or indirect parent(s) or a substantial portion of any of their assets, or (e) the Advisor or its direct or indirect parent(s) voluntarily or involuntarily dissolves and is not subsequently reconstituted and, as a result thereof, it is, in the reasonable discretion of the Company and the Operating Partnership or any of their respective successors, transferees or assigns, necessary for the general partners of the Operating Partnership and the Board of Trustees of the Company, in the exercise of their respective fiduciary duties, to transfer custody, control or discretion of funds from the Advisor to a third party, the Operating Partnership and the Company or any of their respective successors, transferees or assigns may make such transfer and deduct from the Base Advisory Fee payable to the Advisor the reasonable fees and expenses associated with such third party custody, control or discretion arrangement. In the event that the Operating Partnership and the Company make such transfer in accordance with this Section 10.3, this Agreement will be terminable at the discretion of the Operating Partnership and the Company or any of their respective successors, transferees or assigns. The Advisor agrees that, if any of the events specified in (a) through (e) above shall occur, it will give written notice thereof to the Board of Trustees within seven (7) days following the occurrence of such event.

         Section 10.4 Notwithstanding the foregoing, this Agreement shall terminate upon the latest to occur of: (a) the sale or other transfer of the last piece of real property (and/or loan secured by real property) held by the Company (including any successor of the Company by merger) or the limited partnerships in which the Company or the Operating Partnership hold partnership interests, (b) the sale or other transfer of the last partnership interest held by the Company or the Operating Partnership, which partnership owns real property or loans secured by real property, (c) the sale or transfer of the last ownership interest in a real estate investment trust held by the Company or the Operating Partnership and (d) the sale or transfer of any other asset held by the Company or the Operating Partnership.

         Section 10.5 (a) If the Agreement is terminated other than by the Advisor, as one of the conditions to the effectiveness of such termination, the Operating Partnership shall pay the Advisor (i) the fee calculated in accordance with this Section 10.5 (the "TERMINATION FEE"), and (ii) if applicable, all sums due in connection with an exercise of the Put Right pursuant to Section 10.6. For purposes of this section, this Agreement shall be deemed to be terminated by the Advisor if the Advisor fails to renew or extend this Agreement within thirty days after being offered an agreement with terms identical to the terms set forth herein.

              (b) Within seven (7) days following the effective date of the termination of this Agreement, the Advisor shall select any three of the fifteen largest national investment banks in the United States as measured by the size of equity underwritings during the previous full calendar year. The Trustee or Trustees of the Company who are not also officers or directors of the Advisor or, if the foregoing is not applicable, all of the Trustees of the Company shall select, within three (3) days following the selection by the Advisor, one of the three investment banks selected (the "BANK"). Within thirty
(30) days following the effective date of the termination of this Agreement, the Bank will determine (i) the value to the Company (including its ultimate shareholders) and the Operating Partnership arising from the termination of this Agreement and (ii) the decrease in the market value of the Advisor (including its ultimate shareholders) arising from termination of this Agreement. The amount equal to the greater of

(i) and (ii) above shall constitute the Termination Fee. The Operating Partnership shall pay the Advisor the Termination Fee in cash promptly following the Bank's determination of the Termination Fee. The Operating Partnership shall also bear the cost of the Bank's services.

              (c) No termination of this Agreement shall be effective and the Agreement shall remain in full force and effect unless and until (i) the Operating Partnership shall pay the Advisor the Termination Fee, (ii) the Company and the Operating Partnership shall release the Advisor from all liability, obligations, claims, expenses and losses of any nature resulting from or arising out of this Agreement and the Advisor's relationship with the Company and the Operating Partnership and (iii) the Advisor shall receive evidence that both the Company and the Operating Partnership have ceased to use the "Insignia" name and have filed indicia of such name changes in the appropriate jurisdictions. Notwithstanding the foregoing, the Advisor may waive the condition to termination set forth in (iii) above.

         Section 10.6 If this Agreement is terminated other than by the Advisor, each of the Advisor, its Affiliates (other than the Company and the Operating Partnership) and MAE (each a "PUT HOLDER") shall have the right (the "PUT RIGHT") to demand an appraisal of (a) any limited partner interests or general partner interests in the Operating Partnership (collectively, the "PARTNERSHIP UNITS") held by the Put Holder and (b) any shares of capital stock of the Company (collectively, the "SHARES") held by the Put Holder and to require the Operating Partnership (in the case of Partnership Units) and the Company (in the case of Shares) to redeem all or a portion of such Partnership Units and/or Shares at any time subsequent to such termination of this Agreement at a cash redemption price to be determined in accordance with this
Section 10.6 (the "REDEMPTION PRICE"). The Bank (selected pursuant to the procedure set forth in Section 10.5(b) hereof) will determine the Redemption Price for the Partnership Units. The Redemption Price for Partnership Units shall be equal to the aggregate value of the Partnership Units held by the Put Holder determined by the Bank as the greatest of (a) the value based on the Operating Partnership continuing operations, (b) the value upon a sale of the entire Operating Partnership as a going concern or (c) the value upon the liquidation of the Operating Partnership, in each case determined as of the date of the written demand for appraisal and redemption. The Redemption Price for Shares shall be equal to the aggregate fair market value (as defined herein) of the Shares. If, upon receiving the appraisal from the Bank, the Put Holder decides to exercise its Put Right, the Operating Partnership (in the case of Partnership Units) and the Company (in the case of Shares) shall then pay to the Put Holder an amount in cash equal to the Redemption Price or a pro rata portion thereof adjusted to reflect the number of Partnership Units and/or Shares that the Put Holder elects to redeem. The Put Right shall remain in effect and shall not expire until the earlier to occur of the following: (i) the Put Holder has otherwise disposed of all Partnership Units and all Shares which it holds or (ii) the Advisor has been reappointed as the advisor pursuant to a newly negotiated advisory agreement on such terms that are satisfactory to the Advisor. In addition, the Operating Partnership shall bear the cost of the Bank's services.

                                   ARTICLE XI

                                   ASSIGNMENT

         Section 11.1 This Agreement shall not be assignable by the Company without the prior written consent of the Advisor, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company whether by merger or as purchaser of all or substantially all of the assets of the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.

         Section 11.2 This Agreement shall not be assignable by the Operating Partnership without the prior written consent of the Advisor, except in the case of any assignment by the Operating Partnership to a corporation or other organization which is the successor to the Operating Partnership, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Operating Partnership is bound hereby.

         Section 11.3 This Agreement shall not be assignable by the Advisor except to an Affiliate of the Advisor or a successor by merger of the Advisor or an Affiliate of the Advisor, unless each of the Company and the Operating Partnership has given its prior consent, in writing, which consent shall not be unreasonably withheld or delayed. In the event that the Company and the Operating Partnership consent to an assignment, such assignment shall bind the assignee in the same manner and to the same extent as the Advisor is bound hereby; provided, however, that in the event of such an assignment, the Advisor shall remain liable for any breach of this Agreement or other action giving rise to liability hereunder which occurs prior to the time of such assignment. In furtherance and not in limitation of the foregoing, any purchaser of the Company and the Operating Partnership (whether by merger, stock purchase or purchase of all or substantially all of the assets of the Company or the Operating Partnership) must agree in writing to be bound by the terms of this Agreement.


                                  ARTICLE XII

                            ACTION UPON TERMINATION

         Section 12.1 Upon the termination of this Agreement, in addition to the Termination Fee, the Advisor shall be entitled to (a) all compensation due for services performed hereunder prior to the termination date and (b) all usual and customary severance costs, including without limitation costs of vacated leased premises until the termination of such lease, equipment leases and the undepreciated cost of fixed assets.

         Section 12.2 For purposes of this Agreement, the termination date shall be deemed to be the last day of the Company's then current fiscal year for purposes of payment. Upon such termination, the Advisor shall promptly:

              (a) pay over to the Company or the Operating Partnership all monies collected and held for the account of the Company or the Operating Partnership by it pursuant to this Agreement, after deducting therefrom any accrued compensation and reimbursements for its expenses to which it is then entitled;

              (b) deliver to the Board of Trustees a full and complete accounting, including a statement showing all sums collected by it and a statement of all sums held by it for the period commencing with the date following the date of its last accounting to the Board of Trustees; and

              (c) deliver to the Board of Trustees all property and documents of the Company then in its custody or possession.


                                  ARTICLE XIII

                             PROCEDURES; STANDARDS

         Section 13.1 The Advisor hereby agrees to assign that number of employees of the Advisor that the Advisor, in its sole discretion, deems necessary, sufficient and appropriate for the Advisor to perform its services to the Company and the Operating Partnership under this Agreement. The Company and the Operating Partnership hereby agree to permit the Advisor and its Affiliates unlimited access to and unrestricted use of any and all lists of any individuals (including all information pertaining to such individuals) who currently reside or who hereafter reside at any of the Properties owned by any of the limited partnerships in which the Company and/or the Operating Partnership hold an interest, directly or indirectly. The immediately preceding sentence shall survive any termination of this Agreement.

         Section 13.2 With respect to Properties now owned or hereafter acquired (in either case, directly or indirectly) by the Company, the Operating Partnership or the Controlled Partnerships, for which Properties the Advisor or an Affiliate thereof performed property management services prior to the acquisition thereof, the Company, the Operating Partnership or the Controlled Partnerships, as the case may be, shall enter into a property management agreement with the Advisor or an Affiliate of the Advisor on the same terms as property management services were provided by the Advisor or its Affiliate with respect to the Properties prior to the acquisition. With respect to the Properties hereafter acquired (directly or indirectly) by the Company, the Operating Partnership or the Controlled Partnerships from parties unaffiliated with the Advisor, for which Properties the Advisor or an Affiliate thereof did not provide property management services prior to the acquisition thereof by the Company, the Operating Partnership or the Controlled Partnerships, as the case may be, will enter into a property management agreement for the Properties with the Advisor or its Affiliates, as property manager, on terms that are comparable to those employed by major, full service real estate management companies.

         Section 13.3 The following defined terms used in this Article XIII shall have the meanings specified below:

              (a) "ADJUSTED DESIGNATED FEES" shall mean the Designated Fees at the end of any calendar quarter multiplied by the Adjustment Factor.

              (b) "ADJUSTMENT FACTOR" shall mean a fraction, the numerator of which is the aggregate amount of property management fees earned and received by the Advisor or its Affiliates during any applicable twelve month period pursuant to Designated Property Management Agreements in effect throughout such twelve month period and the denominator of which is the sum of the Designated Fees applicable to the same Designated Property Management Agreements.

              (c) "ANNUAL MANAGEMENT FEES" shall mean, with respect to any twelve month period, the gross aggregate property management fees paid to the Advisor and/or its Affiliates pursuant to the property management agreements for all properties owned or controlled by the Company or the Operating Partnership, including Designated Property Management Agreements.

              (d) "BUY-SELL AGREEMENTS" shall mean the following agreements:

(i) Settlement Agreement dated as of June 17, 1995 by and among SPI Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl C. Icahn, (ii) Settlement Agreement dated as of June 17, 1995 by and among SPII Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl C. Icahn, (iii) Settlement Agreement dated as of June 17, 1995 by and among SPIII Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl C. Icahn, (iv) Settlement Agreement dated as of June 17, 1995 by and among SPIV Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl
C. Icahn, (v) Settlement Agreement dated as of June 17, 1995 by and among SPV Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl C. Icahn, (vi) Settlement Agreement dated as of June 17, 1995 by and among SPVI Acquisition, L.L.C., Insignia Financial Group, Inc., High River Limited Partnership and Carl C. Icahn, and (vii) that certain Operating Agreement of DGP Acquisition, L.L.C. dated as of December 7, 1995 by and among DGP Acquisition L.L.C., IB Holdings, Inc. and Riverdale Investors Corp., Inc., as amended.

              (e) "DESIGNATED FEES" shall mean the sum of the property management fees paid or payable to the Advisor or its Affiliates with respect to each property which becomes the subject of a Designated Property Management Agreement during the twelve month period immediately prior to the management agreement covering such property becoming a Designated Property Management Agreement minus Excluded Management Fees. In the event the Advisor or its Affiliates managed any such property for less than the twelve months required for this calculation, the amount during the actual period managed shall be annualized.

              (f) "DESIGNATED PROPERTY MANAGEMENT AGREEMENTS" shall mean agreements pursuant to which the Advisor or its Affiliates elect to perform property management services for the following properties, collectively:

                   (i) all multifamily residential properties directly or indirectly owned or controlled by the Company and the Operating Partnership as of the date of this Agreement;

                   (ii) all multifamily residential properties acquired by the Company and/or the Operating Partnership, which properties were managed by the Advisor or its Affiliates immediately prior to the acquisition by the Company and/or the Operating Partnership;

                   (iii) all multifamily residential properties acquired by the Company and/or the Operating Partnership from Business Entities directly or indirectly controlled or owned by the Advisor, its Affiliates or MAE;

                   (iv) all multifamily residential properties acquired by the Company and/or the Operating Partnership in which the Advisor or its Affiliates contributed funds for the purpose of acquiring property management rights with respect to such properties; and

                   (v) all multifamily residential properties (a) indirectly owned or controlled by the Company and/or the Operating Partnership through the acquisition of the general partner interests or a majority of the limited partner interests of limited partnerships controlled by the Advisor, its Affiliates or MAE immediately prior to the acquisition by the Company or the Operating Partnership or (b) directly owned by the Company or the Operating Partnership provided, however, that in the event that the holder of the buy-sell right under any of the Buy-Sell Agreements exercises its right to purchase the general partner interest of the limited partnerships to which the Buy-Sell Agreements relate, and terminates the property management agreement between the Advisor and such limited partnership, such property management agreement(s) shall be excluded from the definition of Designated Property Management Agreements in this Agreement, and the Advisor shall receive the portion of the proceeds that exceeds the fair market value of the general partner interest in distributions from capital transactions as a fee for the termination of the Advisor's management rights under the property management agreement.

              (g) "EXCLUDED MANAGEMENT FEES" shall mean the dollar amount of any decrease in Annual Management Fees, for a given calendar year, resulting from a continuous material breach of a Designated Property Management Agreement by the Advisor or its Affiliates, as determined by a final nonappealable judgment of the highest court having jurisdiction with respect to the subject matter thereof.

         Section 13.4 If the amount of Annual Management Fees in the rolling twelve month period ending at the end of any calendar quarter is less than 90% the of Adjusted Designated Fees for the same twelve month period, (a "TRIGGERING EVENT"), then the Operating Partnership shall pay to the Advisor a fee (the "CONTRACT LOSS FEE") equal to the decrease in the market value of the Advisor and its Affiliates arising or expected to arise by virtue of the Annual Management Fees being less than the Adjusted Designated Fees; provided, however, that the Contract Loss Fee shall not duplicate the payment of any Contract Loss Fee resulting from a prior Triggering Event.

         Section 13.5 The calculation of the Contract Loss Fee and the Excluded Management Fees, if any, shall be made, within 30 days following the end of the calendar quarter in which the Triggering Event occurs by the Bank selected in the manner provided for in Section 10.5(b) hereof. The Operating Partnership and the Company (or either of them) shall pay the Advisor the Contract Loss Fee in cash no later than 45 days following the end of the calendar quarter in which the Triggering Event occurs (the "FEE PAYMENT DATE"). The Operating Partnership shall bear the cost of the Bank's services.

         Section 13.6 Notwithstanding the foregoing, the Contract Loss Fee provided for in this Article XIII shall not apply with respect to any Triggering Event which occurs during any calendar quarter in which a majority of the members of the Board of Trustees of the Company are employees of the Advisor or its Affiliates.


                                  ARTICLE XIV

              AGREEMENT REGARDING CERTAIN REAL ESTATE INVESTMENTS

         Section 14.1 Unless otherwise defined herein, terms defined in this Agreement shall have the following meanings:

              (a) "REAL ESTATE OPPORTUNITIES" shall include (i) any IPT Opportunity and (ii) any Insignia Opportunity.

              (b) "IPT OPPORTUNITY" shall mean (i) any investment in multifamily residential property or properties located in the United States, including without limitation, indebtedness secured by such multifamily residential property or properties and any investment in a Business Entity which owns such multi-family residential properties as a majority of its assets, or (ii) any investment in the equity securities or debt securities of a Business Entity that invests primarily in multifamily residential properties located in the United States, including, without limitation, equity securities and debt securities of Business Entities that are owned by the Operating

Partnership at the time of an IPT Notice and which Business Entities are controlled by the Company or an Affiliate of the Company, in case of either (i) or (ii) above only if the investment is of a type that the Advisor would have invested prior to the formation of the Company and the Operating Partnership, it being understood and agreed that an IPT Opportunity shall, in no event, include any investment or opportunity to invest (a) in which the Advisor or any of Affiliates is acting as agent for a non-affiliated third party or (b) which is deemed affordable (by a majority of its dwelling units) multifamily residential property. Notwithstanding the foregoing, an IPT Opportunity shall not mean (A) any investment in a multifamily residential property located in the United States or any investment in the equity securities of a Business Entity that invests primarily in multifamily residential properties located in the United States if the Advisor or an Affiliate of the Advisor owns an interest in such real property or Business Entity, as the case may be, as of the date of this Agreement, or has acquired an interest in such real property or Business Entity, as the case may be, in accordance with this Agreement, and in either such case, the Company does not control the Business Entity that owns such real property or (B) any investment which is not permitted in accordance with Section 14.10 of this Agreement. In the event that the Advisor or an Affiliate of the Advisor develops a multifamily residential property in the United States, such development shall not be deemed an IPT Opportunity and as a result, the Advisor shall have no obligations to the Company or the Operating Partnership hereunder with respect to such property. The Advisor may, in its sole discretion, provide the Company and the Operating Partnership notice of such property development, and the Company and the Operating Partnership may, if approved by a majority of the independent members of the Board of Trustees of the Company, invest in or acquire the property being developed by the Advisor or its Affiliate.

              (c) "INSIGNIA OPPORTUNITY" shall mean any investment in (i) equity securities or debt securities of a Business Entity that invests primarily in any real property located in the United States other than multifamily residential properties; (ii) equity securities or debt securities of a Business Entity that invests primarily in multifamily residential properties located in the United States which Business Entity is controlled by the Advisor, an Affiliate thereof (other than the Company, the Operating Partnership and their respective subsidiaries) or MAE, or (if the Company does not control such Business Entity), the Advisor, an Affiliate thereof or MAE serves as property manager of the Properties owned by such Business Entity; and
(iii) equity securities or debt securities of a Business Entity that performs property management services regardless of the type of property for which such services are performed. For example, if either the Company or the Operating Partnership seeks to acquire general partner interests or other interests in a Business Entity, which either controls or provides property management services, the Company and the Operating Partnership shall be obligated to offer to the Advisor the right to acquire the management rights associated with such potential acquisitions. Notwithstanding the foregoing, Insignia Opportunity shall not mean any investment in the equity securities or debt securities of a Business Entity that invests primarily in multifamily residential properties located in the United States if the Company and the Operating Partnership (or either of them) or an Affiliate of the Company and the Operating Partnership (or either of them) owns an equity or debt interest in such Business Entity, as the case may be, as of the date of this Agreement or has acquired an equity or debt interest in such Business Entity in accordance with this Agreement.

              (d) "MULTIFAMILY RESIDENTIAL PROPERTIES" shall mean traditional apartment rental properties and shall not include condominiums, cooperatives, congregate care facilities or apartment rental properties where the landlord provides material services in addition to those services traditionally provided by landlords to apartment tenants. For purposes of this section, "CONTROL" shall mean the ownership of a majority of the outstanding securities of a Business Entity, ownership of the general partner interest of a limited partnership, the power to elect a majority of the members of the board of directors of a corporation, the board of trustees of a real estate investment trust or the board of managers of a manager-managed limited liability company, or the power to otherwise direct or cause the direction of the management or policies of a Business Entity, including by contract.

         Section 14.2 In the event that the Advisor receives a bona fide offer ("BF OFFER") of an IPT Opportunity and/or the Advisor intends to make a BF Offer to acquire an IPT Opportunity, the Advisor shall provide the Company and the Operating Partnership notice of the existence and description of the IPT Opportunity in the manner set forth in Section 14.3 below. In such event, the Company and the Operating Partnership (or either of them) shall have the opportunity to acquire the IPT Opportunity upon the same or substantially similar terms and conditions, if possible, and to the extent agreed to by the seller, including, but not limited to, the purchase price, that such IPT Opportunity was offered to or made by the Advisor.

         Section 14.3 Within three (3) business days following the Advisor making a BF Offer to acquire an IPT Opportunity, the Advisor shall deliver written notice via telecopy or hand delivery (the "IPT NOTICE") to the Company and the Operating Partnership of such offer to acquire an IPT Opportunity. The IPT Notice will disclose the following in reasonable detail (to the extent reasonably available): (a) a description of the IPT Opportunity (including, if applicable, the location and other details relating to such real property and, in the case of acquisitions of partnership interests or other equity investments, the number of units or other equity interests offered for purchase), (b) the identity of the prospective seller of the IPT Opportunity,
(c) the offering price of the IPT Opportunity and (d) any other material terms and conditions associated with the proposed purchase, transfer or acquisition of such IPT Opportunity. The right of the Operating Partnership and the Company to acquire the IPT Opportunity (the "IPT ACQUISITION RIGHT") shall be available to the Operating Partnership and/or the Company for a period of one (1) business day following receipt by both the Operating Partnership and the Company of the IPT Notice.

         Section 14.4 Within three (3) business days of the Company and the Operating Partnership receiving the IPT Notice, the Company and the Operating Partnership shall notify the Advisor in writing of (a) their intent to exercise the IPT Acquisition Right without the Advisor, or (b) their intent to exercise the IPT Acquisition Right with the Advisor, or (c) their intent to decline to exercise the IPT Acquisition Right or (d) their request for an additional 48 hours to determine whether to exercise the IPT Acquisition Right. If the Company and the

Operating Partnership give notice of their intent to acquire the IPT Opportunity as set forth in this Section 14.2 hereof, the Advisor shall use good faith efforts to facilitate the acquisition of the IPT Opportunity by the Company and the Operating Partnership (or either of them), but shall not be liable in the event the seller of such IPT Opportunity will not sell such IPT Opportunity to the Company and the Operating Partnership (or either of them). Upon the lapse of the period of the IPT Acquisition Right provided to the Operating Partnership and the Company pursuant to this Section 14.4, the IPT Acquisition Right shall terminate and the Advisor shall have the right to purchase or otherwise acquire or retain, as the case may be, the IPT Opportunity free and clear of any other obligations to the Operating Partnership and the Company (or either of them).

         Section 14.5 In addition, the Advisor shall have the right, but not the obligation, to notify the Company and the Operating Partnership of an IPT Opportunity prior to the time, if any, that the Advisor shall make a BF Offer and to send an IPT Notice (as hereinafter defined) to the Company and the Operating Partnership, which notice shall have the same force and effect as if the Advisor had made a BF Offer.

         Section 14.6 In the event that the Company and the Operating Partnership (or either of them) acquires an IPT Opportunity offered to it pursuant to Section 14.3 hereof, the Advisor shall not be entitled to any compensation in consideration of the services provided to the Company and/or the Operating Partnership hereunder except for: (a) payment of any fees and expenses payable to the Advisor for services rendered pursuant to the Advisory Agreement and (b) reimbursement for all fees and expenses, including without limitation, all internal and/or third party fees and expenses, incurred by the Advisor and its Affiliates, whether prior to or subsequent to giving of the IPT Notice, in connection with the evaluation and/or negotiation of the IPT Opportunity. The Advisor agrees to provide the Company and the Operating Partnership with an estimate of all such reimbursable expenses and covenants to provide the Company and the Operating Partnership an update of such estimate promptly upon notice to the Advisor of any anticipated change in such estimate which is 10% or more of the original estimate.

         Section 14.7 In the event that either the Company and the Operating Partnership (or both of them) makes or receives a BF Offer to acquire an Insignia Opportunity, the Company and the Operating Partnership shall provide the Advisor notice of the existence and description of the Insignia Opportunity in the manner set forth in Section 14.8 below. The Company and the Operating Partnership agree not to invest in or otherwise acquire such Insignia Opportunity without the prior written consent of the Advisor.

         Section 14.8 Within three (3) business days following the Company or the Operating Partnership making or receiving a BF Offer to acquire an Insignia Opportunity, the Company and the Operating Partnership shall deliver written notice via telecopy or hand delivery (the "INSIGNIA NOTICE") to the Advisor of such acquisition or offer to acquire an Insignia Opportunity. The Insignia Notice will disclose the following in reasonable detail (to the extent reasonably available): (a) a description of the Insignia Opportunity (including, if applicable, the location and other details relating to such real property and, in the case of acquisitions of partnership interests or other equity investments, the number of units or other equity interests offered for purchase), (b) the identity of the prospective seller of the Insignia Opportunity, (c) the offering price of the Insignia Opportunity and (d) any other terms and conditions associated with the proposed purchase, transfer or acquisition of such Insignia Opportunity.

         Section 14.9 The Advisor's obligations hereunder with respect to IPT Opportunities shall terminate upon the earliest to occur of (a) the termination of this Agreement, (b) the incurrence by the Operating Partnership of an obligation to pay a Contract Loss Fee pursuant to Section 13.5 hereof, (c) the failure of the Company and the Operating Partnership (or either of them) to permit the Advisor to acquire property management rights with respect to properties owned or controlled by the Company and the Operating Partnership, or
(d) the cessation by Insignia Financial Group, Inc. or an Affiliate thereof serving as the Advisor and/or performing property management services for all or substantially all of the Properties directly or indirectly owned or controlled by the Company, the Operating Partnership. The obligations of the Company and the Operating Partnership hereunder with respect to Insignia Opportunities shall terminate on the date five years following the termination of this Agreement.

         Section 14.10 In the event that the Board of Trustees of the Company shall limit the size, geography or shall impose any other limitation or restriction on any investment in a multifamily residential property or any investment of general or limited partner interest in limited partnerships that invest primarily in multifamily residential properties, the Company shall give prompt notice to the Advisor of such restriction and/or limitation and an IPT Opportunity shall be deemed to mean such investments in multifamily residential properties or any investment of general or limited partner interest in limited partnerships that invest primarily in multifamily residential properties as are permitted by the Board of Trustees of the Company.

         Section 14.11 In the event that either the Company and the Operating Partnership (or either of them) purchases an interest in a Business Entity, which interest (a) gives the Company and the Operating Partnership (or either of them) control of the Business Entity and (b) includes the provision of property management services as a component, the Company and the Operating Partnership (or either of them) must offer the Advisor the right to acquire such property management services component. If the Company and the Operating Partnership (or either of them) are unable to so offer the Advisor such right, neither the Company nor the Operating Partnership shall purchase the controlling interest in the Business Entity.

                                   SECTION XV

                                 MISCELLANEOUS

         Section 15.1 Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following address to the parties hereto:

         Board of Trustees and/or the Company and the Operating Partnership:

         One Insignia Financial Plaza
         P.O. Box 1089
         Greenville, South Carolina 29602
         Attn: President

         With a copy to:

         General Counsel and Secretary

         Advisor:

         One Insignia Financial Plaza
         P.O. Box 1089
         Greenville, South Carolina 29602
         Attn: Chief Executive Officer

         With a copy to:

         General Counsel and Secretary


         Either party hereto may at any time give notice to the other party in writing of a change of its address for purposes of this Section 15.1.

         Section 15.2 This Agreement shall not be amended, changed, modified, terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         Section 15.3 This Agreement shall be binding upon any successors or assigns of the parties hereto as provided herein.

         Section 15.4 The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         Section 15.5 This Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall together constitute one and the same agreement, binding upon each of the parties hereto, notwithstanding each of the parties are not signatory to the original or the same counterpart.

         Section 15.6 The captions included herein have been inserted for ease of reference only and shall not be construed to affect the meeting, construction or effect of this Agreement.

         Section 15.7 In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

         Section 15.8 This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes and cancels any pre-existing agreements with respect to such subject matter.

         Section 15.9 Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Company's Declaration of Trust, as amended.

         Section 15.10 Upon the execution of this Agreement, the Prior Agreement shall be deemed void and of no further force or effect.


                            [Signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                       INSIGNIA PROPERTIES TRUST


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       INSIGNIA PROPERTIES, L.P.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       INSIGNIA FINANCIAL GROUP, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------

                                      S-1